UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

Invesco Ltd.

(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(Commission File No.)	(I.R.S. Employer Identification No.)

1331 Spring Street, NW	Suite 2500,	Atlanta,	GA		30309
(Address of Principal Executive Offices)					(Zip Code)
(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of the Shareholders of Invesco Ltd. (the “Annual General Meeting”) was held on May 23, 2025. Proxies for the Annual General Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Invesco Ltd. Board of Directors’ solicitation. At this meeting, the shareholders were requested to: (1) elect eleven members of the Invesco Ltd. Board of Directors, (2) approve, on an advisory, non-binding basis, the compensation paid to the named executive officers of Invesco Ltd. (the “Company”) as disclosed in the Company’s proxy statement, and (3) appoint the independent registered public accounting firm for the fiscal year ending December 31, 2025, all of which were described in the Company’s proxy statement.

The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Board of Directors. All the nominees for director were elected. With respect to each nominee, the total number of broker non-votes was 36,120,192. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast “For”	Votes Cast “Against”	Abstentions
Sarah E. Beshar	336,397,167	5,764,515	12,987,098
Thomas M. Finke	336,435,264	5,719,795	12,993,721
Thomas P. Gibbons	337,903,720	4,247,729	12,997,331
William F. Glavin, Jr.	332,972,834	9,173,645	13,002,301
Elizabeth S. Johnson	337,906,281	3,741,610	13,500,889
Andrew R. Schlossberg	339,442,352	3,123,077	12,583,351
Sir Nigel Sheinwald	337,441,178	5,069,456	12,638,146
Paula C. Tolliver	337,985,552	3,658,199	13,505,029
G. Richard Wagoner, Jr.	331,857,467	10,273,989	13,017,324
Christopher C. Womack	338,065,047	3,582,301	13,501,432
Phoebe A. Wood	329,261,414	12,766,645	13,120,721

2. Advisory vote on executive compensation. The Company’s shareholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers. The total number of broker non-votes was 36,120,192. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
307,275,572	11,943,264	35,929,944

3. Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The proposal was approved by shareholders. There were no broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
374,501,873	4,088,186	12,678,913

7.01 Regulation FD Disclosure.

Invesco Ltd. today is announcing that it has made the decision to utilize platforms from both State Street and Blackrock for its investment platform needs so that the company can leverage the best of what each platform can offer. Each of these platforms has evolved over time to work in conjunction more effectively, and the company believes a hybrid Alpha NextGen/Aladdin solution will optimize outcomes for its clients and put the company and its clients in a position to realize many of the same benefits that would otherwise have resulted from migrating completely to a single platform. State Street Alpha will help create a unified global operating model for the company to standardize and streamline investment operations across both platforms.

The company has enjoyed long-standing relationships with both State Street and Blackrock and looks forward to continuing to work with both companies. The company is seeking to migrate all of its assets under management onto the dual platforms throughout 2025 and 2026. This approach is expected to have no impact to the 2025 expense guidance previously provided by the company.

The furnishing of this disclosure is not an admission as to the materiality of any information presented herein. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Company Secretary
Date: May 27, 2025